UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2004

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 21, 2004, Marshall & Ilsley Corporation (“M&I”) issued a press release announcing that James B. Wigdale will retire as Chairman of the Board of M&I effective December 31, 2004.  Dennis J. Kuester, M&I’s President and Chief Executive Officer, will succeed Mr. Wigdale as Chairman of the Board of M&I effective January 1, 2005.  Mr. Wigdale will remain as a member of the board of directors of M&I.

Mr. Kuester, age 62, has been Chief Executive Officer since January 2002 and President of M&I since 1987.  He has been a Director of M&I since February 1994.  He has been Chairman of the Board and Chief Executive Officer since October 2001, and was President from 1989 to October 2001 and Director since 1989 of M&I Marshall & Ilsley Bank.  He is also the Chairman of the Board of Metavante Corporation.  Mr. Kuester is also a director of Modine Manufacturing Company, Wausau-Mosinee Paper Corporation, Krueger International, Inc., Super Steel Products Corp. and Froedtert Hospital.  He is Chairman of the Milwaukee Metropolitan Association of Commerce and Chairman of the Board of Christian Stewardship Foundation.  Mr. Kuester is also the representative of the Federal Reserve Bank of Chicago to the Federal Advisory Council.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 21, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2004	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 21, 2004

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